Exhibit 99(i)

                                                        CONTACT:
                                                        James C. Rowan Jr.
                                                        Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                  HSB GROUP, INC. REPORTS FIRST QUARTER RESULTS
HARTFORD, Conn., April 18, 2000 -- HSB Group, Inc. (NYSE-HSB) today reported that first quarter net income per share on a fully diluted basis was $.68 cents compared to $.35 cents in the fourth quarter of 1999 and $.71 in the first quarter of 1999. Operating income per share, which excludes realized gains, was $.43 cents and compares to $.13 in the fourth quarter and $.57 in the first quarter of last year.

The combined ratio was 93.3 percent reflecting the company's disciplined approach to underwriting. Net earned premiums declined 5.4 percent as a result of the company's decision to reduce its risk-bearing position in Industrial Risk Insurers. HSB continued to experience solid growth in its domestic commercial breakdown business. The change-over to Year 2000 did not result in any substantive increase in claim activity.

Net Engineering Services revenues for the first quarter increased 34 percent over the first quarter of 1999. The engineering services margin was 8 percent compared to a loss in the fourth quarter of 1999. The margin in the first quarter of last year was 8.4 percent.

Income from investment operations was $28.2 million compared to $22.8 million in the first quarter of 1999. Realized gains for the quarter were $.25 cents per share and reflect the strong performance of the equity portfolio and the company's decision to somewhat reduce its exposure to common stocks.


The company bought back approximately 280,000 shares or about 1 percent of its shares outstanding during the first quarter.

"The results for the first quarter were in line with expectations and represent significant improvement over the fourth quarter," said Richard Booth, chairman, president and chief executive officer. "Our Engineering Services and Commercial equipment breakdown insurance businesses had strong performance during the quarter. In addition, our equity portfolio continued to provide solid returns. We will continue to focus on initiatives which will add to our operating earnings performance in the future."

HSB Group, Inc. (NYSE-HSB), the parent company of The Hartford Steam Boiler Inspection and Insurance Company, is a global provider of specialty insurance products, engineering services, and management consulting. The Hartford Steam Boiler Inspection and Insurance Company was founded in 1866 to provide loss prevention service and insurance to businesses, industries and institutions. For more information about HSB, visit its web site at www.hsb.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are management's estimates, assumptions and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by the company, may cause the company's actual results and performance to differ materially. Investors and prospective investors should read this news release in conjunction with the company's most recent Form 10-K, Form 10-Q and other documents filed with the Securities and Exchange Commission.

Summary of Operations
In millions, except per share amounts

                                                       Quarter
                                                   Ended March 31,    Percent
                                                   2000       1999    Change
-------------------------------------------------------------------------------
Gross earned premiums..........................$  182.1    $  208.9
Ceded premiums.................................    90.8       112.4
                                               --------------------
   Insurance premiums..........................$   91.3    $   96.5      -5.4%
Claims and adjustment expenses.................    38.8        38.3
Policy acquisition expenses....................    19.8        22.6
Underwriting and inspection expenses...........    26.6        24.0
                                               --------------------
   Insurance operating gain....................$    6.1    $   11.6
                                               --------------------
     Loss ratio*...............................    42.4%       39.7%
     Expense ratio*............................    50.9%       48.0%
     Combined ratio*...........................    93.3%       87.7%
Engineering services revenues..................$   37.0    $   27.6      34.1%
Engineering services expenses..................    34.0        25.2
                                               --------------------
   Engineering services operating gain.........$    3.0    $    2.4
                                               --------------------
     Engineering services operating
      margin*..................................     8.0%        8.4%
Investment income, net of related
  interest expense.............................$   14.9    $   15.7      -5.1%
Realized investment gains......................    13.3         7.1
                                               --------------------
   Income from investment operations...........$   28.2    $   22.8
Interest expense...............................     0.6         0.4
Income before income taxes and
   distributions on capital securities.........$   36.7    $   36.4
Income taxes...................................    12.2        10.9
Distribution on capital securities of
  subsidiary trusts, net of tax................     4.7         4.5
                                               --------------------
Net income.....................................$   19.8    $   21.0
                                               ====================
Net income per common share-assuming
  dilution.....................................$    0.68   $    0.71
Dividends declared per common share............$    0.44   $    0.42
Average common shares outstanding and
  common stock equivalents.....................    34.4        34.5
------------------------------------------------------------------------------

*Computation excludes rounding

Summary of Financial Position
In millions, except per share amounts

                                               March 31, 2000  December 31, 1999
--------------------------------------------------------------------------------
Assets
   Cash and short-term investments................$    118.1         $   126.5
   Fixed maturities, at fair value................     488.6             489.8
   Equity securities, at fair value...............     364.5             381.8
                                                  ------------------------------
     Cash and invested assets.....................     971.2             998.1
   Reinsurance assets.............................     713.8             850.3
   Insurance premiums receivable..................      58.2             104.4
   Engineering services receivable................      39.5              39.1
   Fixed assets...................................      55.6              58.2
   Other assets...................................     208.7             213.1
                                                  ------------------------------
     Total assets.................................$  2,047.0         $ 2,263.2
                                                  ==============================
Liabilities
   Unearned insurance premiums and ceding
     commissions..................................$    324.5         $   420.1
   Claims and adjustment expenses.................     735.5             782.3
   Total borrowings...............................      49.6              66.6
   Other liabilities..............................     155.2             208.7
                                                  ------------------------------
     Total liabilities............................   1,264.8           1,477.7
Company obligated mandatorily redeemable
   capital securities of subsidiary
   Trust I holding solely junior subordinated
   deferrable interest debentures of
   the Company, net of unamortized discount.......     109.0             109.0
Company obligated mandatorily redeemable
   convertible capital securities of
   subsidiary Trust II holding solely junior
   subordinated deferrable interest
   debentures of the Company......................     300.0             300.0
Shareholders' equity..............................     373.2             376.5
                                                  ------------------------------
   Total..........................................$  2,047.0         $ 2,263.2
                                                  ==============================
Shareholders' equity per common share*............$     12.92        $    12.95
Based on common shares outstanding of.............      28.9              29.1
Pro forma shareholders' equity per common
  share assuming conversion of
  Trust II capital securities and net
  exercise of in the money HSB stock options*.....$     19.70        $    19.61
Based on pro forma common shares outstanding......      34.2              34.5
--------------------------------------------------------------------------------

*Computation excludes rounding